Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	SVP, Acting Chief Financial Officer
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Fourth Quarter and Fiscal Year 2011 Results and

Provides Financial Guidance for Fiscal Year 2012

Q4 2011 Revenues Grow 6.1%, GAAP Diluted EPS Increases 11% to $1.17

Non-GAAP Diluted EPS Increases 8% to $1.17 versus $1.08 in Q4 2010

San Francisco, CA, March 8, 2012 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth quarter (“Q4 11”) and fiscal year ended January 29, 2012 (“FY 11”) and financial guidance for fiscal year 2012 (“FY 12”).

Q4 11 RESULTS

Net revenues in Q4 11 increased 6.1% to $1.268 billion versus $1.195 billion in Q4 10. Comparable brand revenue in Q4 11 increased 6.6%.

Diluted earnings per share (“EPS”) in Q4 11 and Q4 10 on a GAAP and non-GAAP basis are reconciled in the table below:

Fourth Quarter Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q4 11	Q4 10
GAAP Diluted EPS	$1.17	$1.05
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 3)	$0.01	$0.02
Subtotal of Unusual Business Events	$0.01	$0.02
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$1.17	$1.08

*	Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

During the quarter, the company repurchased 2,853,828 shares of our common stock, for approximately $100 million, and ended the quarter with $503 million in cash.

Laura Alber, President and Chief Executive Officer commented, “Fiscal 2011 was a year of milestones – both in terms of operational performance and progress against our long-term growth initiatives. Through strong execution and a superior multi-channel strategy, we delivered record earnings and profitability in a promotional environment, never losing sight of our mission to enhance our customers’ lives at home.”

Alber continued, “In the fourth quarter, comparable brand revenue and non-GAAP diluted earnings per share grew 7% and 8%, respectively. For the year, comparable brand revenue grew 7% and non-GAAP diluted earnings per share climbed 15% to $2.24 – a new record for the company. E-commerce revenues increased a better-than-expected 18%. We ended the year with more than $500 million in cash – after increasing our dividend by 47% and returning $263 million to our shareholders through share repurchases and dividends.”

Alber concluded, “As we look forward to 2012, we continue to be laser-focused on our customers – putting them at the center of everything we do. We will deliver continued sales growth in our brands through innovative product introductions and compelling marketing. We will continue to serve our customer anywhere, anytime by building on the competitive strengths of our multi-channel business. We will ensure the highest levels of service in the industry by investing in our supply chain. We will leverage our significant customer insights to develop new businesses within and outside of our brand portfolio, and we will answer the worldwide demand for our products by increasing our global presence. To drive these initiatives, we will increase our capital spending in the following areas: e-commerce capabilities; high-profile store remodels; West Elm retail expansion; direct-to-customer fulfillment; and our multi-channel global IT platform. Capital spending in 2012 is expected to be in the range of $200 million to $220 million versus $130 million in 2011. In addition to this increased capital, we will also be investing an incremental $15 million to $20 million to support our long-term e-commerce, global expansion, and business development growth strategies. Including these investments and a 53rd week, 2012 non-GAAP diluted earnings per share is expected to increase in the range of 6% to 10% on revenue growth of 6% to 8%. Comparable brand revenue growth is expected to be in the range of 3% to 5%.”

Comparable brand revenue growth in Q4 11 increased 6.6% versus 10.9% in Q4 10 as shown in the table below. Comparable brand revenue growth includes both comparable store net revenues and total direct-to-customer net revenues. See Exhibit 2 for quarterly comparable brand revenue growth history by concept.

Fourth Quarter Comparable Brand Revenue Growth by Concept*

	Q4 11	Q4 10
Pottery Barn	11.3%	13.7%
Williams-Sonoma**	<2.3%>	4.8%
Pottery Barn Kids	6.4%	9.7%
West Elm	34.5%	29.3%
PBteen	0.7%	23.4%
Total	6.6%	10.9%

*	See Exhibit 2 and the company’s 10-Q filings for the definition of comparable brand revenue growth.
**	Williams-Sonoma includes Williams-Sonoma Home direct-to-customer net revenues.

Direct-to-customer (“DTC”) net revenues in Q4 11 increased 13.8% to $531 million versus $466 million in Q4 10, with increases across all brands, led by Pottery Barn and West Elm. E-commerce net revenues increased 18.1% to $465 million in Q4 11 versus $393 million in Q4 10.

Retail net revenues in Q4 11 increased 1.1% to $737 million versus $729 million in Q4 10, primarily driven by increases in the Pottery Barn, West Elm and Pottery Barn Kids brands in addition to international franchise operations, partially offset by a decrease in the Williams-Sonoma brand and the sales impact from the closure of our Williams-Sonoma Home stores during Q4 10. Retail leased square footage (“LSF”) decreased 1.5%. Excluding the Williams-Sonoma Home stores, retail net revenues increased 2.2%. Comparable store sales in Q4 11 increased 1.1% versus 5.2% in Q4 10.

Gross margin expressed as a percentage of net revenues in Q4 11 was 41.3% versus 42.3% in Q4 10. This 100 basis point decrease was primarily driven by lower selling margins due to higher promotional activity (including shipping fees) during the holiday season and a 40 basis point prior year non-recurring benefit related to Williams-Sonoma Home inventory cost recoveries. This decrease was partially offset by the leverage of fixed occupancy expenses due to increasing net revenues and a decrease in occupancy expense dollars.

Selling, general and administrative (“SG&A”) expenses in Q4 11 were $326 million or 25.7% of net revenues versus $322 million or 26.9% in Q4 10. Excluding the less than 10 basis point impact related to unusual business events in Q4 11 and the 30 basis point impact related to unusual business events in Q4 10, non-GAAP SG&A expenses were $325 million or 25.7% of net revenues in Q4 11 versus $318 million or 26.6% in Q4 10 (see Notes 1 and 3 in Exhibit 1). This 90 basis point decrease was primarily driven by lower incentive compensation costs, reductions in other general expenses and greater advertising productivity. This improvement was partially offset by higher employment which is reflective of our planned incremental investment to support our e-commerce, global expansion and business development growth strategies.

Fourth Quarter GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in millions)

	DTC		RETAIL		UNALLOCATED				TOTAL
	Q4 11	Q4 10	Q4 11	Q4 10	Q4 11		Q4 10		Q4 11	Q4 10
Net Revenues	$531	$466	$737	$729		$-		$-	$1,268	$1,195
GAAP Operating Margin**	117	103	149	150		<69>		<69>	197	184
% of Net Revenues	22.0%	22.1%	20.2%	20.6%		<5.4%>		<5.8%>	15.6%	15.4%
Unusual Business Events (Notes 1 and 3)	-	-	1	4		-		-	1	4
Non-GAAP Operating Margin Excluding Unusual Business Events	$117	$103	$150	$154	$	<69>	$	<69>	$198	$188
% of Net Revenues	22.0%	22.1%	20.4%	21.1%		<5.4%>		<5.8%>	15.6%	15.7%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Operating Margin is defined as earnings/<loss> before interest <income> expense and income taxes.

FY 11 RESULTS

Net revenues in FY 11 increased 6.2% to $3.721 billion versus $3.504 billion in FY 10. Comparable brand revenue in FY 11 increased 7.3%.

Diluted EPS in FY 11 and FY 10 on a GAAP and non-GAAP basis are reconciled in the table below:

Fiscal Year Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	FY 11	FY 10
GAAP Diluted EPS	$2.22	$1.83
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 3)	$0.02	$0.10
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)	-	$0.02
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>
Subtotal of Unusual Business Events	$0.02	$0.12
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)	$2.24	$1.95

Comparable brand revenue growth in FY 11 increased 7.3% versus 13.9% in FY 10 as shown in the table below:

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept

	Net Revenues (millions)		Comparable Brand Revenue Growth*
	FY 11	FY 10	FY 11	FY 10
Pottery Barn	$1,601	$1,511	7.6%	17.7%
Williams-Sonoma**	$994	$1,006	<0.3%>	5.0%
Pottery Barn Kids	$522	$488	7.4%	16.4%
West Elm	$336	$260	30.3%	20.8%
PBteen	$212	$198	7.4%	21.1%
Other	$56	$41	N/A	N/A
Total	$3,721	$3,504	7.3%	13.9%

*	See Exhibit 2 and the company’s 10-Q filings for the definition of comparable brand revenue growth.

**	Williams-Sonoma includes Williams-Sonoma Home direct-to-customer net revenues.

DTC net revenues in FY 11 increased 12.4% to $1.633 billion versus $1.453 billion in FY 10, with increases across all brands, led by Pottery Barn, West Elm and Pottery Barn Kids. E-commerce net revenues increased 17.9% to $1.410 billion in FY 11 versus $1.197 billion in FY 10. DTC net revenues generated 44% of total company net revenues in FY 11 versus 41% in FY 10, representing a channel mix shift of 300 basis points. This shift resulted in a 25 basis point rate improvement in the company-wide non-GAAP operating margin due to the DTC channel’s significantly higher operating margin versus the retail channel.

Retail net revenues in FY 11 increased 1.8% to $2.088 billion versus $2.052 billion in FY 10, primarily driven by West Elm, Pottery Barn, international franchise operations and Pottery Barn Kids, despite a 1.5% year-over-year reduction in retail LSF, including 16 net fewer stores. Excluding the Williams-Sonoma Home stores, retail net revenues increased 3.2%. Comparable store sales in FY 11 increased 3.5% versus 9.8% in FY 10.

Gross margin expressed as a percentage of net revenues in FY 11 was 39.2%, unchanged from FY 10. Year-over-year leverage of fixed occupancy expenses due to increasing net revenues and a decrease in occupancy expense dollars was offset by lower selling margins due to higher promotional activity (including shipping fees) in FY 11.

SG&A expenses in FY 11 were $1.078 billion or 29.0% of net revenues versus $1.050 billion or 30.0% in FY 10. Excluding the 10 basis point impact related to unusual business events in FY 11 and the 60 basis point impact related to unusual business events in FY 10, non-GAAP SG&A expenses were $1.075 billion or 28.9% of net revenues in FY 11 versus $1.030 billion or 29.4% in FY 10 (see Notes 1 and 3 in Exhibit 1). This 50 basis point decrease was primarily driven by lower incentive compensation costs, greater advertising productivity and reductions in other general expenses. This improvement was partially offset by higher employment which is reflective of our planned incremental investment to support our e-commerce, global expansion and business development growth strategies.

The effective income tax rate in FY 11 was 37.9% versus 38.0% in FY 10.

Merchandise inventories at the end of FY 11 increased 7.8% to $553 million versus $513 million at the end of FY 10. This compares to FY 11 revenue growth of 6.2%.

Fiscal Year GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in millions)

	DTC		RETAIL		UNALLOCATED				TOTAL
	FY 11	FY 10	FY 11	FY 10	FY 11		FY 10		FY 11	FY 10
Net Revenues	$1,633	$1,453	$2,088	$2,051		$-		$-	$3,721	$3,504
GAAP Operating Margin**	360	313	264	247		<242>		<237>	382	323
% of Net Revenues	22.0%	21.5%	12.6%	12.0%		<6.5%>		<6.8%>	10.3%	9.2%
Unusual Business Events (Notes 1 and 3)	-	-	3	17		-		4	3	21
Non-GAAP Operating Margin Excluding Unusual Business Events	$360	$313	$267	$264	$	<242>	$	<233>	$385	$344
% of Net Revenues	22.0%	21.5%	12.8%	12.9%		<6.5%>		<6.6%>	10.3%	9.8%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Operating Margin is defined as earnings/<loss> before interest <income> expense and income taxes.

STOCK REPURCHASE PROGRAM

During the fourth quarter, we repurchased 2,853,828 shares of our common stock at an average cost of $35.20 per share and a total cost of approximately $100 million, ending the quarter with $503 million in cash. As of January 29, 2012, we had completed our $125 million stock repurchase program authorized by our Board in January 2011, and had $156 million remaining under the $225 million stock repurchase program authorized by our Board in January 2012.

FY 12 FINANCIAL GUIDANCE (for the 53-weeks ending February 3, 2013)

•	First Quarter and Fiscal Year Guidance

Guidance for First Quarter and Fiscal Year 2012

	First Quarter		Fiscal Year
	Q1 12 GUID (13 weeks)	Q1 11 ACT (13 weeks)	FY 12 GUID (53 weeks)	FY 11 ACT (52 weeks)
Total Net Revenues (millions)	$800 - $820	$771	$3,930 - $4,020	$3,721
Total % Growth vs. FY 11 (53-week vs. 52-week)	4 - 6%	7.4%	6 - 8%	6.2%
Total Adjusted % Growth vs. FY 11 (53-week vs. 53-week)	N/A	N/A	4 - 6%	6.2%
Comparable Brand Revenue Growth* (53-week vs. 53-week)	3 - 5%	9.0%	3 - 5%	7.3%
Non-GAAP Operating Margin % of Net Revenues**	6.0 - 6.6%	6.9%	10.0 - 10.4%	10.3%
Non-GAAP Diluted EPS	$0.29 - $0.32	$0.30	$2.37 - $2.47	$2.24
GAAP Diluted EPS	$0.29 - $0.32	$0.29	$2.37 - $2.47	$2.22
Leased Square Footage % Change	<1> - <2> %	<4.3>%	<1> - 0%	<1.5>%

*	See Exhibit 2 and the company’s 10-Q filings for the definition of comparable brand revenue growth.

**	The Non-GAAP Operating Margin % of Net Revenues above excludes the impact of unusual business events of approximately 20 basis points in Q1 11. GAAP Operating Margin % of Net Revenues in Q1 11 was 6.7%.

Guidance for Fiscal Year 2012 (all amounts in millions, except percentages)

	FY 12	FY 11
	GUID (53 weeks)	ACT (52 weeks)
DTC Net Revenue % Growth vs. FY 11 (53-week vs. 52-week)	11 - 14%	12.4%
Adjusted DTC Net Revenue % Growth vs. FY 11 (53-week vs. 53-week)	8 - 11%	12.4%
Comparable Store Sales Growth* (53-week vs. 53-week)	1.0 - 3.0%	3.5%
Income Tax Rate	38.2 - 38.6%	37.9%
Capital Spending	$200 - $220	$130
Depreciation and Amortization	$136 - $140	$131
Amortization of Deferred Lease Incentives	$26 - $28	$28
Stock-based Compensation Expense	$34 - $36	$24

*	See the company’s 10-K and 10-Q filings for the definition of comparable stores.

•	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 11	Q1 12			FY 12
	ACT	GUID			GUID
Retail Concept	Total	Open	Close	End	Open	Close	End
Williams-Sonoma	259	-	-	259	8	<12> *	255
Pottery Barn	194	1	<1>	194	7	<9> *	192
Pottery Barn Kids	83	-	-	83	5	<4> *	84
West Elm	37	2	<2>	37	9	<4> *	42
Rejuvenation	3	-	-	3	1	-	4
Total**	576	3	<3>	576	30	<29>	577

*	FY 12 store closing numbers include 16 permanent store closures. FY 12 total store opening and closing numbers for Williams-Sonoma, Pottery Barn, Pottery Barn Kids and West Elm include 4, 4, 3 and 2 stores, respectively, for temporary closure and re-opening due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.
**	Temporary “pop-up” stores, where lease terms are typically short-term in nature and are used to test new markets, are not included in the totals above as they are not considered permanent stores. We currently operate four pop-up stores, three in West Elm and one in PBteen.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 8, 2012, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating margin and diluted EPS. These non-GAAP financial measures exclude: the impacts of asset impairment and early lease termination charges for underperforming retail stores; the impact of an accelerated vesting charge associated with the retirement of our former CEO in 2010; and the impact of exiting excess distribution capacity. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and FY 12 guidance on a comparable basis with our quarterly and FY 10 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our Q1 12 and fiscal year 2012 guidance; our ability to drive revenue growth and increase our profits; our ability to deliver continued sales growth in each of our brands, including through product introductions and our marketing efforts; our proposed investment in our supply chain; our ability to develop new businesses and build on our existing business; our ability to satisfy worldwide demand for our products; our capital expenditure initiatives, including with respect to e-commerce, store remodels and expansion, DTC fulfillment and our global IT platform; our proposed store openings and closures; our confidence in the cash-generating power of our multi-channel business model, the strength of the company’s balance sheet, and our desire to return excess cash to shareholders; our future financial guidance and results; and our beliefs regarding non-GAAP financial measures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 11 and as audited year-end financial statements are prepared; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2011, all subsequent quarterly reports on Form 10-Q and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products representing seven distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories) and Rejuvenation Inc. (lighting and hardware) – are marketed through 576 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED JANUARY 29, 2012 AND JANUARY 30, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FOURTH QUARTER
	2011		2010
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$530,996	41.9%	$466,454	39.0%
Retail net revenues	737,148	58.1	728,997	61.0

Net revenues	1,268,144	100.0	1,195,451	100.0
Total cost of goods sold	744,855	58.7	690,158	57.7

Gross margin	523,289	41.3	505,293	42.3
Selling, general and administrative expenses	326,086	25.7	321,699	26.9

Operating margin	197,203	15.6	183,594	15.4
Interest (income) expense, net	(161)	-	25	-

Earnings before income taxes	197,364	15.6	183,569	15.4
Income taxes	74,778	5.9	70,169	5.9

Net earnings	$122,586	9.7%	$113,400	9.5%

Earnings per share:
Basic	$1.19		$1.08
Diluted	$1.17		$1.05
Shares used in calculation of earnings per share:
Basic	102,825		105,136
Diluted	105,028		107,578

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FIFTY-TWO WEEKS ENDED JANUARY 29, 2012 AND JANUARY 30, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2011		2010
	(52 Weeks)		(52 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$1,632,811	43.9%	$1,452,572	41.5%
Retail net revenues	2,088,084	56.1	2,051,586	58.5

Net revenues	3,720,895	100.0	3,504,158	100.0
Total cost of goods sold	2,261,039	60.8	2,130,299	60.8

Gross margin	1,459,856	39.2	1,373,859	39.2
Selling, general and administrative expenses	1,078,124	29.0	1,050,445	30.0

Operating margin	381,732	10.3	323,414	9.2
Interest (income) expense, net	(98)	-	354	-

Earnings before income taxes	381,830	10.3	323,060	9.2
Income taxes	144,899	3.9	122,833	3.5

Net earnings	$236,931	6.4%	$200,227	5.7%

Earnings per share:
Basic	$2.27		$1.87
Diluted	$2.22		$1.83
Shares used in calculation of earnings per share:
Basic	104,352		106,956
Diluted	106,582		109,522

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	January 29, 2012	January 30, 2011
Assets
Current assets
Cash and cash equivalents	$502,757	$628,403
Restricted cash	14,732	12,512
Accounts receivable, net	45,961	41,565
Merchandise inventories, net	553,461	513,381
Prepaid catalog expenses	34,294	36,825
Prepaid expenses	24,188	21,120
Deferred income taxes	91,744	85,612
Other assets	9,229	8,176

Total current assets	1,276,366	1,347,594
Property and equipment, net	734,672	730,556
Non-current deferred income taxes	12,382	32,646
Other assets, net	37,418	20,966

Total assets	$2,060,838	$2,131,762

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$218,329	$227,963
Accrued salaries, benefits and other	111,774	122,440
Customer deposits	190,417	192,450
Income taxes payable	22,435	41,997
Current portion of long-term debt	1,795	1,542
Other liabilities	27,049	25,324

Total current liabilities	571,799	611,716
Deferred rent and lease incentives	181,762	202,135
Long-term debt	5,478	7,130
Other long-term obligations	46,537	51,918

Total liabilities	805,576	872,899
Shareholders’ equity	1,255,262	1,258,863

Total liabilities and shareholders’ equity	$2,060,838	$2,131,762

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	October 30, 2011	Openings/ Acquired	Closings	January 29, 2012	January 30, 2011	January 29, 2012*	January 30, 2011
Williams-Sonoma	268	-	<9>	259	260	6,500	6,400
Pottery Barn	201	-	<7>	194	193	13,800	13,100
Pottery Barn Kids	84	-	<1>	83	85	8,200	8,100
West Elm	36	1	-	37	36	17,100	17,100
Rejuvenation	-	3	-	3	-	17,200	-
Outlets*	-	-	-	-	18	-	19,600

Total	589	4	<17>	576	592	10,000	9,800

	Total Store Square Footage
	October 30, 2011			January 29, 2012	January 30, 2011
Total store selling square footage	3,583,000			3,535,000	3,609,000
Total store leased square footage	5,809,000			5,743,000	5,831,000

* Beginning in FY 11, Outlet stores and their leased square footage have been reclassified into their respective brands.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FIFTY-TWO WEEKS ENDED JANUARY 29, 2012 AND JANUARY 30, 2011

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2011	2010
	(52 Weeks)	(52 Weeks)
Cash flows from operating activities
Net earnings	$236,931	$200,227
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	130,553	144,630
(Gain)/loss on sale/disposal of assets	2,040	(1,139)
Impairment of assets	840	5,453
Amortization of deferred lease incentives	(27,547)	(37,115)
Deferred income taxes	14,210	23,566
Tax benefit from exercise of stock-based awards	494	(789)
Stock-based compensation expense	24,336	26,630
Other	17	-
Changes in:
Accounts receivable	(4,763)	3,477
Merchandise inventories	(34,853)	(46,464)
Prepaid catalog expenses	2,559	(4,048)
Prepaid expenses and other assets	(2,065)	(1,729)
Accounts payable	(21,154)	35,946
Accrued salaries, benefits and other current and long-term liabilities	(16,030)	19,314
Customer deposits	(2,242)	(3,112)
Deferred rent and lease incentives	7,570	(2,550)
Income taxes payable	(19,562)	(6,308)

Net cash provided by operating activities	291,334	355,989

Cash flows from investing activities:
Purchases of property and equipment	(130,353)	(61,906)
Restricted cash deposits	(2,220)	(12,512)
Proceeds from sale of assets	81	10,823
Proceeds from insurance reimbursement	751	-
Acquisition of Rejuvenation Inc., net of cash received	(25,363)	-
Other	(600)	(400)

Net cash used in investing activities	(157,704)	(63,995)

Cash flows from financing activities:
Repurchase of common stock	(194,429)	(125,000)
Payment of dividends	(68,877)	(59,160)
Repayments of long-term obligations	(1,626)	(1,587)
Net proceeds from exercise of stock-based awards	9,614	15,736
Tax withholdings related to stock-based awards	(11,656)	(17,918)
Excess tax benefit from exercise of stock-based awards	8,021	11,239
Other	(86)	(1,625)

Net cash used in financing activities	(259,039)	(178,315)

Effect of exchange rates on cash and cash equivalents	(237)	781
Net increase (decrease) in cash and cash equivalents	(125,646)	114,460
Cash and cash equivalents at beginning of year	628,403	513,943

Cash and cash equivalents at end of year	$502,757	$628,403

Exhibit 1

Reconciliation of FY 11 and FY 10 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 11 ACT (13 Weeks)	Q2 11 ACT (13 Weeks)	Q3 11 ACT (13 Weeks)	Q4 11 ACT (13 Weeks)	Weighted Share Effect**	FY 11 ACT** (52 Weeks)
2011 GAAP Diluted EPS	$0.29	$0.37	$0.41	$1.17	<$0.02>	$2.22
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.01	$0.00	$0.00	$0.01	-	$0.02
Subtotal of Unusual Business Events	$0.01	$0.00	$0.00	$0.01	-	$0.02
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.30	$0.37	$0.41	$1.17	<$0.01>	$2.24

	Q1 10 ACT (13 Weeks)	Q2 10 ACT (13 Weeks)	Q3 10 ACT (13 Weeks)	Q4 10 ACT (13 Weeks)	Weighted Share Effect**	FY 10 ACT** (52 Weeks)
2010 GAAP Diluted EPS	$0.18	$0.28	$0.34	$1.05	<$0.02>	$1.83
Impact of Accelerated Vesting Charge Associated with CEO Retirement (Note 2)	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.03	$0.02	$0.02	$0.02	$0.01	$0.10
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events	$0.05	$0.03	$0.02	$0.02	-	$0.12
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.23	$0.31	$0.35	$1.08	<$0.02>	$1.95

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

**	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

Note 1:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin. For Q4 11, we incurred additional charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. For FY 11, we incurred total charges associated with asset impairment and early lease terminations of approximately $0.02 per diluted share, or approximately 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 2:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s former CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, there was an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 3:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For Q4 10, we incurred additional charges of approximately $0.02 per diluted share, or approximately 30 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For FY 10, we incurred total charges of approximately $0.10 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 10, we recorded a credit of $0.4 million in SG&A within the unallocated segment against previous charges recorded in FY 09 associated with the early exit of excess distribution capacity. This benefit was less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results on a comparable basis with our quarterly and FY 10 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Exhibit 2

Quarterly Comparable Brand Revenue Growth History by Concept*

FY 2011 – FY 2006

FY 2011	Q1 11	Q2 11	Q3 11	Q4 11	FY 11
Pottery Barn	7.9%	3.4%	7.0%	11.3%	7.6%
Williams-Sonoma**	3.1%	0.7%	0.1%	<2.3%>	<0.3%>
Pottery Barn Kids	10.9%	7.6%	5.2%	6.4%	7.4%
West Elm	31.1%	28.6%	27.0%	34.5%	30.3%
PBteen	7.5%	19.5%	6.5%	0.7%	7.4%
Total	9.0%	6.5%	7.3%	6.6%	7.3%

FY 2010	Q1 10	Q2 10	Q3 10	Q4 10	FY 10
Pottery Barn	23.7%	19.1%	16.1%	13.7%	17.7%
Williams-Sonoma**	7.2%	6.6%	2.3%	4.8%	5.0%
Pottery Barn Kids	24.3%	24.9%	11.7%	9.7%	16.4%
West Elm	10.1%	19.0%	23.6%	29.3%	20.8%
PBteen	21.7%	22.0%	17.1%	23.4%	21.1%
Total	18.1%	16.5%	12.5%	10.9%	13.9%

FY 2009	Q1 09	Q2 09	Q3 09	Q4 09	FY 09
Pottery Barn	<27.9%>	<20.7%>	<2.7%>	8.1%	<11.1%>
Williams-Sonoma**	<14.1%>	<11.6%>	<3.7%>	5.9%	<3.2%>
Pottery Barn Kids	<27.7%>	<25.8%>	<5.2%>	9.4%	<12.0%>
West Elm	<29.4%>	<30.9%>	<19.7%>	<4.3%>	<21.7%>
PBteen	<16.8%>	<22.4%>	<0.7%>	17.6%	<4.7%>
Total	<24.3%>	<20.1%>	<4.6%>	7.2%	<9.3%>

FY 2008	Q1 08	Q2 08	Q3 08	Q4 08	FY 08
Pottery Barn	<9.6%>	<14.0%>	<26.5%>	<31.9%>	<21.4%>
Williams-Sonoma**	<3.5%>	<3.0%>	<10.8%>	<16.2%>	<10.4%>
Pottery Barn Kids	<11.5%>	<10.5%>	<17.0%>	<23.5%>	<16.1%>
West Elm	1.9%	1.3%	<12.6%>	<22.0%>	<8.2%>
PBteen	29.4%	25.1%	<2.4%>	<14.5%>	4.8%
Total	<6.4%>	<8.2%>	<19.2%>	<23.9%>	<15.6%>

FY 2007	Q1 07	Q2 07	Q3 07	Q4 07	FY 07
Pottery Barn	0.3%	1.6%	0.6%	<0.7%>	0.3%
Williams-Sonoma**	0.5%	3.3%	2.1%	2.5%	2.2%
Pottery Barn Kids	0.1%	<3.5%>	0.7%	<2.6%>	<1.4%>
West Elm	19.6%	24.1%	17.8%	4.4%	15.3%
PBteen	19.8%	17.7%	26.7%	30.8%	24.9%
Total	1.8%	2.8%	3.0%	1.5%	2.2%

FY 2006	Q1 06	Q2 06	Q3 06	Q4 06	FY 06
Pottery Barn	4.6%	1.0%	<3.1%>	<2.4%>	<0.3%>
Williams-Sonoma**	3.5%	2.3%	3.9%	4.3%	3.7%
Pottery Barn Kids	11.4%	14.2%	7.6%	4.4%	9.0%
West Elm	20.0%	12.7%	10.1%	11.2%	13.0%
PBteen	15.1%	18.2%	14.1%	12.2%	14.5%
Total	6.3%	4.3%	1.4%	1.8%	3.2%

*	Comparable Brand Revenue Growth includes both comparable store net revenues and total direct-to-customer net revenues. Outlet comparable store net revenues are included in their respective brands. See the company’s 10-K and 10-Q filings for the definition of comparable stores.
**	Williams-Sonoma includes Williams-Sonoma Home direct-to-customer net revenues.